THIS AMENDED AND RESTATED TERM LINE OF CREDIT NOTE REPLACES THE REPLACEMENT TERM LINE OF CREDIT NOTE IN THE PRINCIPAL AMOUNT OF $2,500,000 ISSUED BY THE UNDERSIGNED DEBTOR IN FAVOR OF FRED KASSNER AND ORIGINALLY DUE FEBRUARY 1, 1996.

         The security represented hereby has not been registered under the Securities Act of 1933 or applicable state securities laws and may not be sold, assigned or transferred without an effective registration statement for such security under the Securities Act of 1933 or applicable state securities laws, unless the Company has received the written opinion of counsel satisfactory to the Company that such counsel is of the opinion that such sale, assignment or transfer does not involve a transaction requiring registration of such security under the Securities Act of 1933 or applicable state securities laws.


                            FOCUS ENHANCEMENTS, INC.

                  AMENDED AND RESTATED TERM LINE OF CREDIT NOTE

$1,500,000                                                     October 18, 1994;
                                                            amended and restated
                                                            as of June 28, 1996.

         FOR VALUE RECEIVED, FOCUS ENHANCEMENTS, INC., a Delaware corporation (the "DEBTOR"), hereby promises to pay to the order of FRED KASSNER (the "LENDER") the principal amount of up to ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) or, if less, the aggregate unpaid principal amount of all loans made by the Lender to the Debtor and outstanding hereunder, together with all accrued and unpaid interest thereon at a fluctuating interest rate per annum equal to two percent (2%) above the interest rate announced by Silicon Valley Bank in Santa Clara, California, from time to time as its "Prime Rate" (the "PRIME RATE"). Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Lender or at such other place as the Lender may designate from time to time in writing to the Debtor. Interest shall be computed on the basis of actual days elapsed, a 360-day year and a 30-day month. If this Note is not paid in full upon maturity, interest in unpaid balances shall thereafter be payable on demand at a fluctuating interest rate per annum equal to four percent (4%) above the Prime Rate in effect from time to time.

         The principal on this Note shall be due and payable on or before March 31,1997, and interest shall be payable quarterly in arrears at the end of March, June, September and December, commencing on June 30, 1996.

         All loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the attached grid which is part of this Note. The entries on the records of the Lender (including any appearing on this Note) shall be prima facie evidence of amounts outstanding hereunder.






         This Note is issued pursuant to and is subject to the terms and conditions of that certain Note and Warrant Subscription Agreement between the Debtor and the Lender dated as of October 18, 1994, as amended from time to time (the "AGREEMENT"), which is hereby incorporated herein by reference, and is entitled to the benefits thereof.

         The principal amount of this Note may be repaid by the Debtor in whole or in part without penalty or premium at any time and reborrowed from time to time.

         If any of the  following  circumstances  or events  shall  occur and be
continuing,   uncured,  unremedied  or  unwaived  (individually,  an  "EVENT  OF
DEFAULT"):

                  (a) failure by the Debtor to pay the principal on this Note thirty (30) days after maturity; or

                  (b) the cessation of the business of the Debtor as a going concern or the failure by the Debtor to pay its outstanding obligations as they become due in the ordinary course (consistent with commercially reasonable practices); or

                  (c) the failure of the Debtor to pay any indebtedness for borrowed money (other than as evidenced by this Note) owing by the Debtor to Silicon Valley Bank (the "BANK") pursuant to the terms of a certain Credit Agreement dated as of January 20, 1994 between the Debtor and the Bank, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such indebtedness shall become due by scheduled maturity, by required prepayment or by acceleration, if the effect of such failure to pay or perform is the actual acceleration by the Bank of the maturity of such indebtedness, unless such failure to pay or perform is waived in writing by the Bank; or

                  (d) the Debtor shall be involved in financial difficulties as evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary case under Title 11 of the United States Code, the Federal Bankruptcy Code, as from time to time in effect, or by its authorizing, by appropriate proceedings of its Board of Directors or other government body, the commencement of such voluntary case; (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iv) by the entry of an order of relief in any involuntary case commenced under Title 11, except that the Company shall have a reasonable period, not to exceed ninety (90) days, to have such order revoked; (v) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtor or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief; (vi) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent; (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property or assets; or (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

                  (e) any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Debtor in an amount exceeding $75,000 and such judgment, writ, or similar process shall not be released, vacated or fully bonded within ninety (90) days after its issue or levy;

then, and in any such event, the Lender may, by notice to the Debtor, declare the entire unpaid principal amount of this Note, all interest accrued and unpaid thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon this Note, all such accrued interest and all such amounts shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Debtor.

         The Debtor agrees to pay all costs, charges and expenses directly incurred by the Lender (including, without limitation, costs of collection, court costs, and reasonable attorneys' fees and disbursements) in connection with the successful enforcement of the Lender's rights and collection of principal and accrued interest under this Note (all such costs, charges and expenses being referred to as "COSTS"). Presentment for payment, demand, protest, notice of protest and notice of prepayment shall be made on five (5) business days prior written notice. The Debtor agrees that any delay on the part of the Lender in exercising any rights hereunder will not operate as a waiver of such rights; Debtor agrees that any payments received hereunder will be applied first to Costs, next to interest, and the balance to principal on the Note. The Lender shall not by any act, delay, omission, or otherwise be deemed to waive any of his rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the Lender.

         This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto. This Note is made under and shall be governed by and construed in accordance with the internal laws of, and enforced by the courts located within, the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the Debtor has executed this Note as an instrument under seal as of the date first written above.

ATTEST:                                       FOCUS ENHANCEMENTS, INC.


By: /s/ John A. Piccione                      By: /s/ T. L. Massie
    ----------------------------                  ------------------------------
Title: Secretary                              Title: President
       -------------------------                     ---------------------------

                       ADVANCES AND PAYMENTS OF PRINCIPAL


                           Amount         Amount
            Amount           of             of         Outstanding      Notation
              of          Principal      Interest       Principal         Made
Date         Loan           Paid           Paid          Balance           By